Exhibit 10.3

CO-INVESTMENT AND ALLOCATION AGREEMENT

This CO-INVESTMENT AND ALLOCATION AGREEMENT (this “Agreement”) is dated as of    , 2014, by and among Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), SWAY Management LLC, a Delaware limited liability company (the “Manager”) and Starwood Capital Group Global, L.P., a Delaware limited partnership (“Starwood Capital Group”).

WHEREAS, the Company invests in Target Assets (as defined on Schedule I hereto);

WHEREAS, pursuant to a Management Agreement, dated the date hereof (the “Management Agreement”), by and between the Company and the Manager, the Company will be externally managed and advised by the Manager, which is an Affiliate (as defined on Schedule I hereto) of Starwood Capital Group;

WHEREAS, an Affiliate of Starwood Capital Group is the general partner of the SOF-IX Partnership (as defined on Schedule I hereto), a limited partnership the purpose of which is to invest in certain types of real estate related assets and other investments;

WHEREAS, pursuant to the SOF-IX Partnership Agreement (as defined on Schedule I hereto) the SOF-IX Partnership has certain rights to invest in Target Assets that satisfy the SOF-IX Partnership’s minimum investment criteria (or those of any entity referred to in Section 1.1(c), as applicable) as then in effect when certain investment vehicles managed by an Affiliate of Starwood Capital Group invest in the Target Assets;

WHEREAS, the Manager and Starwood Capital Group wish to provide the Company with certain rights to invest in Target Assets; and

WHEREAS, the Manager and Starwood Capital Group have agreed to the additional sponsorship and management restrictions as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I
INVESTMENT OPPORTUNITIES

1.1                               Other Investment Vehicles.

(a)                                 Each of the Manager and Starwood Capital Group represent and warrant to the Company that none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group (including Starwood Property Trust, Inc., a Maryland corporation (“STWD”)) currently sponsor or manage any Competing Investment Vehicle (as defined on Schedule I hereto) with Uncommitted Capital (as defined on Schedule I hereto) other than the Company.

(b)                                 Each of the Manager and Starwood Capital Group agree that during the term of this Agreement, none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group (including STWD) will sponsor or manage any U.S. publicly traded

Competing Investment Vehicle other than the Company. Notwithstanding the foregoing, the Manager, Starwood Capital Group and their respective Affiliates may sponsor or manage a U.S. publicly traded investment vehicle that invests generally in real estate assets (including non-performing loans) but not primarily in the Target Assets (a “Potential Competing Investment Vehicle”).

(c)                                  Each of the Manager and Starwood Capital Group agree that during the term of this Agreement, none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group (including STWD) will sponsor or manage a Potential Competing Investment Vehicle or any private or foreign Competing Investment Vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and the Company, or (ii) provides the Company with the right to co-invest with such vehicles, in each case subject to (A) the suitability of each investment opportunity for the particular vehicle and the Company and (B) each such vehicles’ and the Company’s availability of cash for investment.

1.2                               Co- Investment Rights.

(a)                                 Subject to paragraph (b) of this Section 1.2, the parties hereto agree that the Company shall have following co-investment rights during the Co-Investment Period:

(i)                                     Of the equity capital proposed to be invested by SOF-IX Partnership (or any entity referred to in Section 1.1(c), as applicable) and/or the Company in any Starwood Target Asset Opportunity, the Company shall have the right to invest a minimum of 75.0% of such equity capital;

(ii)                                  To the extent that SOF-IX Partnership (or any entity referred to in Section 1.1(c), as applicable) elects to invest less than 25.0% of the equity capital proposed to be invested by SOF-IX Partnership in any Starwood Target Asset Opportunity (including in cases where such Starwood Target Asset Opportunity does not satisfy the SOF-IX Partnership’s minimum investment criteria (or those of any entity referred to in Section 1.1(c), as applicable) as then in effect), the Company shall also have the right to invest an additional percentage of equity capital in such Starwood Target Asset Opportunity equal to the percentage of equity capital not so invested by SOF-IX Partnership (or any entity referred to in Section 1.1(c), as applicable).

(iii)                               Any portion of a Starwood Target Asset Opportunity that the Company elects not to invest in pursuant to clauses (i) or (ii) of paragraph (a) of this Section 1.2 may be thereafter offered to, and purchased by, any investment vehicle sponsored or managed by the Manager, Starwood Capital Group or their respective Affiliates.

(b)                                 The Company’s rights set forth in paragraph (a) of this Section 1.2 are subject to the following conditions:

(i)                                     the availability of the Company’s cash to make investments;

(ii)                                  the Manager’s determination that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 is consistent with, and would not violate any of the Investment Guidelines; and

(iii)                               the determination by the Manager that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 is suitable for the Company, taking into account the composition of the Company’s portfolio at the time and any other relevant factors (including maintaining its status as a real estate investment trust).

(c)                                  For purposes of this Section 1.2, the Starwood Target Asset Opportunities shall also include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments if the Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets.

(d)                                 The parties hereto acknowledge and agree that the Company will not have any co-investment or similar rights with, or obligations to, Starwood Real Estate Securities, L.L.C., and its sponsored funds, or Starwood Energy Group Global, L.L.C., and its sponsored funds pursuant to Sections 1.1. or 1.2 of this Agreement.

ARTICLE II
MISCELLANEOUS

2.1                               Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in Schedule I hereto.

2.2                               Termination. This Agreement shall terminate on the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager and Starwood Capital Group are no longer under common control.

2.3                               Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.3):

The Company:	Starwood Waypoint Residential Trust

Attention:
Fax:

The Manager or Starwood Capital Group:	SWAY Management LLC
591 W. Putnam Avenue
Greenwich, CT 06830

	Attention:	General Counsel
	Telephone:	(203) 422-8191
	Telecopy:	(203) 422-7899

In each case, with a copy to:	Rinaldi, Finkelstein & Franklin, LLC
591 West Putnam Avenue
Greenwich, Connecticut 06830
	Attention:	Ellis Rinaldi
	Telephone:	(203) 422-7773
	Telecopy:	(203) 422-7782

2.4                               Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

2.5                               Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

2.6                               Amendments; Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

2.7                               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

2.8                               WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER

OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2.9                               No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

2.10                        Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement and all matter incident thereto.

2.11                        Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

2.12                        Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2.13                        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

STARWOOD WAYPOINT RESIDENTIAL TRUST
By:
Name:
Title:

MANAGER:

SWAY MANAGEMENT LLC
By:
Name:
Title:

STARWOOD CAPITAL GROUP:

STARWOOD CAPITAL GROUP GLOBAL, L.P.
By:	SCGG GP, L.L.C.
By:
Name:
Title:

Signature Page to Co-Investment and Allocation Agreement

Schedule I

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

“Co-Investment Period” means the period during which SOF-IX Partnership has Uncommitted Capital.

“Competing Investment Vehicle” means any investment vehicle that invests primarily in the Target Assets. For the avoidance of doubt, any investment vehicle that invests primarily in assets other than single family rental homes and distressed and non-performing single-family residential mortgage loans shall not be considered a Competing Investment Vehicle.

“Investment Guidelines” means the Investment Guidelines of the Company adopted by the Company’s board of directors described in the Spin-Off Information Statement under the heading entitled “Business—Investment Guidelines,” subject to any amendments to the Investment Guidelines from time to time that are mutually agreed to by the Company and the Manager.

An investment will be considered to be “primarily” in an assets or class of assets if greater than fifty percent (50%) of the applicable investment amount based on the allocated purchase price of the underlying investments or fair market value, as applicable, in each case as reasonably determined by Starwood Capital Group at the time of the applicable investment, is invested in such asset or class of assets.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Restricted Period” means the period from and including the date hereof until the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager and Starwood Capital Group are no longer under common control.

“SOF-IX Partnership” means, collectively: (i) Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; (ii) Starwood Distressed Opportunity Fund IX-1 International, L.P.; and (iii) Starwood Distressed Opportunity Fund IX Global, L.P.

“SOF-IX Partnership Agreement” means either of the following: (i) that certain Second Amended and Restated Limited Partnership Agreement of Starwood Distressed Opportunity Fund IX-1 U.S., L.P., dated as of August 2, 2012, as amended from time to time; (ii) that certain Second Amended and Restated Limited Partnership Agreement of Starwood Distressed Opportunity Fund IX-1 International, L.P., dated as of August 2, 2012, as amended from time to time; and (iii) that certain Second Amended and Restated Limited Partnership Agreement of Starwood Distressed Opportunity Fund IX Global, L.P., dated as of July 3, 2012, as amended from time to time.

“Spin-Off” means the distribution by Starwood Property Trust, Inc. to its holders of the outstanding shares of Common Stock pursuant to the Company’s Registration Statement on Form 10 (No.                ) (the “Spin-Off Information Statement”).

“Starwood Target Asset Opportunities” means investment opportunities in Target Assets that are identified by Starwood Capital Group, the Manager or one of their respective Affiliates.

“Target Assets” means single family rental homes and distressed and non-performing single-family residential mortgage loans, subject to, and including, any changes to the Company’s Investment Guidelines that may be approved by the Manager and the Company from time to time.

“Uncommitted Capital” means the capital commitments (whether or not funded) to an investment vehicle that have not been (i) invested, or reserved for, in any investment in accordance with the terms of the investment vehicle’s operative documents, or (ii) allocated to a particular investment opportunity pursuant to a definitive agreement or a binding or non-binding letter of intent, in each case between such investment vehicle and a proposed seller of an investment.